UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2005, in connection with his appointment to the Board of Directors of Borland Software Corporation (“Borland” or the “Company”), options to purchase 30,000 shares of Borland common stock were granted to Mark Garrett pursuant to the terms of the Automatic Option Grant Program of the 2002 Stock Incentive Plan. A description of director compensation was filed as Exhibit 99.1 to the Current Report on Form 8-K, dated May 16, 2005 and is hereby incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Mr. William F. Miller resigned as a member of the Board of Directors, effective December 16, 2005.

(d) On December 16, 2005, upon recommendation from the Nominating and Governance Committee, the Borland Board of Directors appointed Mark Garrett to the Company’s Board of Directors. Mr. Garrett has been appointed to serve on both the Audit Committee and the Nominating and Governance Committee. These assignments were effective upon his appointment. It is intended that Mr. Garrett will stand for election as director at the 2006 Annual Meeting of Stockholders. A copy of the press release issued on December 20, 2005 announcing his appointment is attached hereto as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of Borland Software Corporation dated December 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Timothy J. Stevens
Timothy J. Stevens Senior Vice President & General Counsel

Date: December 20, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Borland Software Corporation dated December 20, 2005.